EXHIBIT 99.1

SOBRsafe Clarifies Nasdaq Deficiency Notice – at Least 6 Months to Get Above $1.00

With Sufficient Cash on Hand and Sales Activity Increasing, SOBRsafe Not Considering a Reverse Split

DENVER, CO – November 21, 2023 / SOBR Safe, Inc. (NASDAQ:SOBR) (“SOBRsafe”), providers of next-generation transdermal alcohol detection solutions, today announced that it received the anticipated Nasdaq deficiency letter issued to companies whose stock’s closing bid price remains below $1.00 for 30 consecutive business days. SOBRsafe has clarified that no delisting is immediately pending, as the Company has 180 days (6 months) to achieve 10 consecutive business days of a closing bid price of at least $1.00. SOBRsafe could also be eligible for an additional 180 days (12 months total) to achieve stock price compliance. For investor reference, prior to October 3, 2023, SOBRsafe’s common stock closed above $1.00 for 181 consecutive business days (view data).

“We feel that we are in a strong position as a company, both financially and operationally,” stated SOBRsafe Chairman and CEO Dave Gandini. “As of the September 30, 2023 quarterly filing we have approximately $4.1 million of cash on hand, and the pace of sales activity is expected to increase with the launch of our SOBRsure wearable band. We are confident in our direction and momentum, and are not currently considering a reverse stock split. It is very premature to explore that or other options – our laser focus is on growing sales and building value.”

SOBRsafe also provided the following observations regarding the application of its technology and the opportunities in the marketplace:

“We underestimated the disruptive nature of our technology and have pivoted away from applications where significant education is required, and toward applications where we are replacing legacy solutions one-for-one for existing, culturally embedded monitoring functions. An example of this is in behavioral health, where in some cases, we are already deploying and replacing breathalyzers in both substance abuse recovery and mental health.

“The SOBRsure band is complex technology, and we know of no other company that has successfully commercialized a wearable, cartridge-free alcohol detection wristband. Our technology is performing to expectations, and we are established in the market with active users in alcohol abuse recovery and for confident co-parenting.

“Through our direct experience in the marketplace, we also learned of opportunities for improvement in our own sales organization and pricing approach. We have made adjustments to the sales organization, product pricing and our distribution solution. We expect to communicate customer developments  in the coming weeks and thereafter.”

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About SOBRsafe™

Alcohol misuse is the fourth leading cause of preventable death in America, and the seventh worldwide. Yet prevention and monitoring solutions have not kept pace with this epidemic. Legacy technologies are invasive and inefficient, unhygienic and unconnected. There has to be a better way.

Enter SOBRsafe™. Our advanced transdermal (touch-based) technology detects and instantaneously reports the presence of alcohol as emitted through a user’s skin - no breath, blood or urine sample is required. With a powerful backend data platform, SOBRsafe provides next generation, passive detection technology for the behavioral health, transportation, oil and gas, judicial and consumer markets.

The SOBRsafe technology is commercially available for access control (SOBRcheck), wearable use (SOBRsure) and licensing/white labeling. At SOBRsafe, we are creating a culture of prevention and support. To learn more, visit www.sobrsafe.com.

Contact SOBRsafe: investor.relations@sobrsafe.com

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as "if," "may," "might," "will, "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed under risk factors in our registration statement on Form S-1, (File No. 333-267882) as well as our other filings with the SEC. We undertake no obligation to revise or update any forward-looking statement for any reason.

SOURCE: SOBR Safe, Inc.

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